Exhibit 99.1

NexPoint Real Estate Finance, Inc. Prices Offering of 8.50%

Series A Cumulative Redeemable Preferred Stock

Dallas, TX, July 17, 2020 – NexPoint Real Estate Finance, Inc. (NYSE: NREF) (“NREF” or the “Company”) announced today the pricing of an underwritten offering of 2,000,000 shares of its 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) at a price to the public of $24.00 per share, for gross proceeds of $48.0 million before deducting the underwriting discount and other estimated offering expenses. In addition, the underwriters have been granted a 30-day option to purchase up to an additional 300,000 shares of the Series A Preferred Stock at the public offering price, less underwriting discounts and commissions. The Series A Preferred Stock will have a $25.00 per share liquidation preference.

The Company intends to file an application to list the Series A Preferred Stock on the New York Stock Exchange under the ticker symbol “NREF PRA.” The closing of the offering is subject to customary closing conditions and is expected to occur on July 24, 2020.

Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc., A Stifel Company, and Robert W. Baird & Co. Incorporated are acting as the book-running managers for the offering.

This offering is being made only by means of a prospectus. Copies of the final prospectus relating to the offering, when available, may be obtained by contacting: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, telephone (800) 248-8863, email: prospectus@raymondjames.com; Keefe, Bruyette & Woods, Inc., A Stifel Company, 787 Seventh Avenue, 4th Floor, New York, NY 10019 (Attn: Capital Markets), telephone (800) 966-1559, email: USCapitalMarkets@kbw.com; or Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, telephone (800) 792 2473, email: syndicate@rwbaird.com.

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission on July 17, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc. is a publicly traded REIT with its common stock listed on the New York Stock Exchange under the symbol “NREF.” NREF is primarily focused on originating, structuring and investing in first mortgage loans, mezzanine loans, preferred equity and alternative structured financings in commercial real estate properties, as well as multifamily commercial mortgage backed securities.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the closing of the offering and other statements identified by words such as “expect,” “intend,” the negative version of these words and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on NREF’s current expectations and assumptions regarding capital market conditions, NREF’s business, the economy and other future conditions. Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond NREF’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding when NREF can complete the offering, NREF’s competitive environment, the COVID-19 crisis and other factors set forth under “Risk Factors” in NREF’s registration statement on Form S-11. Any forward-looking statement made in this press release speaks only as of the date on which it is made. NREF undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact:

NexPoint Real Estate Finance, Inc.

Investor Relations

Jackie Graham, 972-628-4024

jgraham@nexpointadvisors.com

Media inquiries: MediaRelations@nexpointadvisors.com